Exhibit 10.2

AMENDMENT 1

TO

AGREEMENT AND GENERAL RELEASE

The Agreement and General Release dated January 10, 2005 (the “Agreement”), between Cascade Natural Gas Corporation (“Cascade”) and Joseph D. Wessling, his heirs, executors, administrators, successors, and assigns (collectively referred to as “Wessling”) is hereby amended as follows:

Section 1 of the Agreement is amended to read as follows:

1.                                      Last Day of Employment.  Joseph D. Wessling’s last day of employment with Cascade will be July 21, 2005.  Wessling’s last day as Chief Financial Officer shall be June 26, 2005.  From June 27, 2005 through July 21, 2005, Wessling shall have the title of Consultant and will be available to assist in the transition to a new Chief Financial Officer.  Wessling will continue to receive base pay at the current rate through July 21, 2005.

The “General Release of Claims” set forth in Section 3 of the Agreement is updated and reaffirmed to be effective as of the date of this Amendment        and through July 21, 2005.

The “Affirmations” set forth in Section 6 of the Agreement are updated and reaffirmed to be effective as of the date of this Amendment and through July 21, 2005.

Except as amended hereby, all other provisions of the Agreement shall remain in full force and effect without change.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Amendment to the Agreement as of the date set forth below:

/s/ Joseph D. Wessling		Dated:	June 17, 2005
Joseph D. Wessling

Cascade Natural Gas Corporation

By:	/s/ Larry Rosok	Dated:	June 17, 2005
Larry Rosok, Vice President and Secretary